Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
May 10, 2012	NYSE Amex: GORO

GOLD RESOURCE CORPORATION REPORTS RECORD FIRST

QUARTER RESULTS; INCREASES PRECIOUS METAL GOLD EQUIVALENT

PRODUCTION BY 308% OVER Q1 2011

COLORADO SPRINGS – May 10, 2012 – Gold Resource Corporation (NYSE Amex: GORO) today announced record results for its first quarter ending March 31, 2012, including an increase of 308% production of precious metal gold equivalent and an increase of 281% mine gross profit over the first quarter of 2011. Gold Resource Corporation is a low-cost gold producer with operations in the southern state of Oaxaca, Mexico.

2012 Q1 HIGHLIGHTS

•	Record production of 30,528 ounces precious metal gold equivalent (AuEq)

•	308% AuEq production increase over Q1, 2011

•	Record mine gross profit generated $33.7 million

•	281% mine gross profit increase over Q1, 2011

•	Total cash cost of $191 per ounce AuEq (including 5% royalty)

•	Record net income of $16.1 million or $0.30 per share

•	693% net income increase over Q1, 2011

•	Pretax income of $23.4 million or $0.44 per share

•	Dividend distributions of $7.9 million, or $0.15 per share for quarter

•	Physical gold and silver treasury of $5.6 million

•	Successfully launched physical gold and silver dividend program

Overview of Q1 2012 Results from El Aguila Project

Gold Resource Corporation’s El Aguila Project produced 30,528 ounces of precious metal gold equivalent (AuEq) at a total cash cost of $191 per AuEq ounce and realized average prices of $1,740 per ounce gold and $34 per ounce silver for its sales during the first quarter. The mine generated gross profit of $33.7 million. The Company paid $7.9 million to shareholders in dividends and converted $2.9 million of its treasury into physical gold and silver. In addition, the Company successfully launched its dividend program where shareholders have the option to convert their cash dividends to physical gold and/or silver.

“The first quarter set a strong base for the Company with record production, record revenues and dividends of $7.9 million while focusing on aggressive growth,” stated Gold Resource Corporation’s President, Mr. Jason Reid. “We maintain our 2012 production goal, targeting a range of 120,000 to 140,000 precious metal gold equivalent ounces.”

Below is a table of the key production statistics for our El Aguila Project during the three months ended March 31, 2012.

Production and Sales Statistics
Three months ended March 31, 2012
Production Summary
Milled:
Tonnes Milled	75,078
Tonnes Milled per Day	825
Grade:
Average Gold Grade (g/t)	4.27
Average Silver Grade (g/t)	483
Average Copper Grade (%)	0.49
Average Lead Grade (%)	1.73
Average Zinc Grade (%)	3.59
Recoveries:
Average Gold Recovery (%)	89
Average Silver Recovery (%)	94
Average Copper Recovery (%)	76
Average Lead Recovery (%)	74
Average Zinc Recovery (%)	74
Gross Payable metal produced
Gold (ozs.)	9,222
Silver (ozs.)	1,091,304
Copper (tonnes)	350
Lead (tonnes)	1,206
Zinc (tonnes)	2,252
Payable metal sold
Gold (ozs.)	6,668
Silver (ozs.)	828,376
Copper (tonnes)	210
Lead (tonnes)	706
Zinc (tonnes)	1,082
Average metal prices realized
Gold ( per oz.)	$1,740
Silver ( per oz.)	$34
Copper (per tonne)	$8,599
Lead (per tonne)	$2,144
Zinc (per tonne)	$2,133
Gold equivalent ounces produced
Gold (ounces)	9,222
Equivalent Gold (ounces) from Silver	21,306

Total Gold and Gold Equivalent (ounces)	30,528

Unit costs
Costs per tonne—ore mined	$26
Costs per tonne—ore milled	$63

Total cost per tonne	$89

Cash operating cost per ounce gold equivalent (1)	$131
Total cash operating cost per ounce gold equivalent (1)	$191

(1)

A reconciliation of this non-GAAP measure to cost of sales and other direct production costs and depreciation, depletion and amortization, the most comparable GAAP measure, can be found in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2012 filed with the SEC and available at www.sec.gov.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties in Mexico’s southern state of Oaxaca. The Company has 52,911,516 shares outstanding, no warrants and no debt. Gold Resource Corporation is the only Company to offer its shareholders a dividend option to obtain physical gold or silver in addition to cash. For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months ended March 31, 2012 and 2011, its financial condition at March 31, 2012 and December 31, 2011 and its cash flows for the three months ended March 31, 2012 and 2011. The summary data for the three months ended March 31, 2012 and 2011 is unaudited; the summary data for the year ended December 31, 2011 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2011, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC’s website at www.sec.gov.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure. Please see “Management’s Discussion and Analysis and Results of Operation” contained in the Company’s most recent Form 10-Q and Form 10-K.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

for the three months ended March 31, 2012 and 2011

(U.S. dollars in thousands, except shares and per share amounts)

(Unaudited)

	2012	2011
Sales of metals concentrate, net	$40,622	$11,280

Mine cost of sales:
Production costs applicable to sales	6,679	2,352
Depreciation, depletion, and amortization	232	64
Accretion	20	21

Total mine cost of sales	6,931	2,437

Mine gross profit	33,691	8,843
Costs and expenses:
General and administrative expenses	2,571	1,735
Stock-based compensation expense	2,056	1,377
Exploration expenses	1,353	512
Construction and development	2,358	3,066

Total costs and expenses	8,338	6,690

Operating income (loss)	25,353	2,153
Other income (expense)	(1,989)	(120)

Income (loss) before income taxes	23,364	2,033
Provision for income taxes	7,242	—

Net income (loss)	$16,122	$2,033

Other comprehensive (loss) income:
Currency translation gain (loss)	1,464	464

Net comprehensive (loss) income	$17,586	$2,497

Net income per common share:
Basic	$0.30	$0.04

Diluted	$0.29	$0.04

Weighted average shares outstanding:
Basic	52,898,984	52,998,303

Diluted	56,362,916	57,840,414

The accompanying notes are an integral part of these financial statements.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except shares)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,004	$51,960
Gold and silver bullion	5,626	2,549
Accounts receivable	17,900	14,281
Inventories	7,453	4,243
IVA taxes receivable	6,099	4,425
Deferred tax assets	11,118	11,118
Prepaid expenses	864	951

Total current assets	93,064	89,527
Land and mineral rights	227	227
Property and equipment—net	12,323	10,318
Deferred tax asset	19,517	19,517
Other assets	7	6

Total assets	$125,138	$119,595

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,160	$1,691
Accrued expenses	4,522	4,879
IVA taxes payable	8,142	4,984
Income taxes payable	7,320	15,987
Dividends payable	2,645	2,645

Total current liabilities	23,789	30,186
Asset retirement obligation	2,514	2,281

Total liabilities	26,303	32,467
Shareholders’ equity:
Preferred stock—$0.001 par value, 5,000,000 shares authorized: no shares issued and outstanding	—	—
Common stock—$0.001 par value, 100,000,000 shares authorized: 53,006,871 and 52,998,303 shares issued and outstanding, respectively	53	53
Additional paid-in capital	126,650	132,529
(Deficit) accumulated during the exploration stage	(23,400)	(39,522)
Treasury stock at cost, 104,251 shares	(1,954)	(1,954)
Other comprehensive income—currency translation adjustment	(2,514)	(3,978)

Total shareholders’ equity	98,835	87,128

Total liabilities and shareholders’ equity	$125,138	$119,595

The accompanying notes are an integral part of these financial statements.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three months ended March 31, 2012 and 2011

(U.S. dollars in thousands)

(Unaudited)

	2012	2011
Cash flows from operating activities:
Net income (loss)	$16,122	$2,033

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	296	144
Accretion expense	20	21
Stock compensation	2,056	1,377
Foreign currency translation adjustment	1,464	464
Unrealized loss (gain) from gold/silver bullion held	(198)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,619)	(3,209)
Inventories	(3,210)	(4,688)
IVA taxes receivable	(1,674)	(424)
Prepaid expenses	88	—
Accounts payable	(531)	449
Accrued expenses	(358)	(230)
IVA taxes payable	3,158	501
Income taxes payable	(8,667)	—
Other	—	(9)

Total adjustments	(11,175)	(5,604)

Net cash provided by (used in) operating activities	4,947	(3,571)

Cash flows from investing activities:
Capital expenditures	(2,302)	(1,425)
Purchase of gold and silver bullion	(2,879)	—

Net cash (used in) investing activities	(5,181)	(1,425)

Cash flows from financing activities:
Dividends paid	(7,935)	(4,770)

Net cash provided by (used in) financing activities	(7,935)	(4,770)

Effect of exchange rates on cash and equivalents	213	88

Net increase (decrease) in cash and equivalents	(7,956)	(9,678)
Cash and equivalents at beginning of period	51,960	47,582

Cash and equivalents at end of period	$44,004	$37,904

Supplemental Cash Flow Information
Interest paid	$—	$—

Income taxes paid	$17,305	$—